Exhibit 10.1

AMENDMENT TO

SUBSCRIPTION AGREEMENT

This Amendment to Subscription Agreement (this “Amendment”) is entered into by and between CENAQ Energy Corp. (“CENAQ”) and Arb Clean Fuels Management LLC (“ARB” and collectively with CENAQ, the “Parties”) as of February 13, 2023. Capitalized terms used herein but not defined shall have the meanings set forth in the Subscription Agreement (as defined below).

WHEREAS, the Parties entered into that certain Subscription Agreement, dated as of August 12, 2022 (the “Subscription Agreement”); and

WHEREAS, in lieu of ARB funding the Purchase Price as set forth in the Subscription Agreement, ARB has received commitments from certain of its investors (the “Arb Investors”) to facilitate the closing of the transactions contemplated in the Subscription Agreement, and the Arb Investors have agreed to acquire shares of CENAQ’s Class A common stock (“Class A Shares”) from certain redeeming shareholders, at the per share redemption price of approximately $10.31 (the “Share Acquisition”), who have elected to reverse their previous redemption election in connection with CENAQ’s business combination with Bluescape Clean Fuels Intermediate Holdings, LLC (collectively, the “Reverse Redemptions”); and

WHEREAS, CENAQ, following the Reverse Redemptions, will receive proceeds from the Share Acquisition through receipt of additional funds from CENAQ’s trust account for its public stockholders as a result of the Reverse Redemptions; and

WHEREAS, ARB has provided CENAQ with the names of the Arb Investors and the contemplated amounts which each Arb Investor intends to fund for the purpose the Share Acquisition on February 8, 2023 (the “Notice”); and

WHEREAS, the Parties desire to amend the Subscription Agreement pursuant to this Amendment, which will become effective as provided in Section 2.

NOW THEREFORE, for and in consideration of ARB obtaining commitments from the Arb Investors to consummate the Reverse Redemptions and the Share Acquisitions and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.	Each of CENAQ and ARB hereby agree to work in good faith to assist each Arb Investor, and ARB hereby agrees to cause each Arb Investor to work with each of CENAQ and ARB, in completing the Reverse Redemptions and the Share Acquisition in the amounts specified in the Notice.

2.	Upon confirmation reasonably acceptable to CENAQ that the Arb Investors have consummated Share Acquisitions with an aggregate purchase price equal to or greater than $14,250,000 (reflecting a per-share purchase price of $10.31) on or before February 14, 2023, (x) the amendments to the Subscription Agreement set forth in Section 3 and Section 4 below will become effective and (y) CENAQ hereby agrees that it shall execute a subscription termination agreement pursuant to Section 7(b) of the Subscription Agreement utilizing the form attached hereto as Exhibit A.

3.	Subject to Section 2 above, Section 1 to the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

“1.	Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).”

4.	Subject to Section 2 above, the aggregate number of Acquired Shares subscribed for and the aggregate Purchase Price set forth in the signature page to the Subscription Agreement are hereby deleted in their entirety and replaced with the following:

Aggregate Number of Acquired Shares subscribed for: _1,500,000________

Aggregate Purchase Price: $_15,000,000________

Except as specifically amended by this Amendment, the Subscription Agreement shall remain in full force and effect in accordance with the terms thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Subscriber:

ARB CLEAN FUELS MANAGEMENT LLC

By:	/s/ Humberto Sirvent
Name:	Humberto Sirvent, Managing Member

ISSUER:

CENAQ ENERGY CORP.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter, Chief Executive Officer

EXHIBIT A

SUBSCRIPTION TERMINATION AGREEMENT

This Subscription Termination Agreement (this “Agreement”) is entered into as of February [ ], 2023 by and between CENAQ Energy Corp., a Delaware corporation (“Issuer”), and Arb Clean Fuels Management LLC, a Texas limited liability company (“Subscriber”).

WHEREAS, Issuer and Subscriber entered into that certain Subscription Agreement dated as of August 12, 2022 (as amended, the “Subscription Agreement”); and

WHEREAS, Issuer and Subscriber entered into an Amendment to Subscription Agreement dated as of February 13, 2023; and

WHEREAS, pursuant to Section 7(b) of the Subscription Agreement, Issuer and Subscriber now wish to terminate the Subscription Agreement and all amendments thereto in its entirety.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows.

1.	Termination. The Subscription Agreement is hereby terminated in its entirety, and shall be of no further force and effect, pursuant to the mutual agreement of the parties as provided in Section 7(b) of the Subscription Agreement; provided that nothing herein will relieve any party from liability for any fraud or willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such fraud or willful breach.

2.	Breach. The parties acknowledge and agree that no breach of the Subscription Agreement has occurred or is ongoing. Neither this termination or any other provision of the Subscription Agreement shall give rise to any claims for damages by either party against the other.

3.	Entire Agreement. The parties acknowledge and agree that the provisions set forth herein constitute the entire agreement of the parties with respect to the subject matter hereof. No verbal agreements or representations exists between the parties except as explicitly set forth herein.

In witness whereof, the parties execute this Agreement effective for all purposes as of the date set forth above.

Issuer	Subscriber

CENAQ Energy Corp.	Arb Clean Fuels Management LLC

By:	By:
Name:	Name:
Title:	Title: